SCHEDULE 14A INFORMATION

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                                (Amendment No. )

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                              Carver Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                        [CARVER BANCORP, INC. LETTERHEAD]


Dear Fellow Shareholder,

     I welcome this opportunity to let you know that the new Carver is moving swiftly to deliver both near and long term value to you. Carver is uniquely positioned--as a Harlem based financial institution that knows its customers and communities intimately--to leverage our new team of highly experienced bank executives to execute a new and focused growth strategy designed to provide our customers with a full menu of financial products. In so doing, our institution will expand its already significant investment in our local communities--Harlem, Bedford-Stuyvesant, Crown Heights, St. Albans, and more--and help continue their remarkable economic expansion.

Focused Growth Strategy Threatened by Dissident Boston Group

     But a dissident shareholder group from Boston is waging a proxy fight against Carver to elect two directors at our annual meeting, which is scheduled to take place on February 24, 2000. Recently, you may have received a separate proxy statement and related proxy materials from this dissident shareholder, Boston Bank of Commerce ("BBOC"). BBOC is led by a husband-and-wife-team from Boston--Kevin Cohee and Teri Williams (the "Cohees").

     You should be aware that BBOC has tried twice to take over your company, and we believe they will stop at nothing to keep us from executing our growth strategy. Their actions to date, including filing litigation filled with misstatements of fact, costing you and your management time and money, demonstrate that they will use any means to serve their own interests and not yours.

     As an investor in New York's only African- and Caribbean-American managed bank, there has probably never been a choice that could affect your investment and your community's future more than this one. If you want Carver to continue its 50 years of service to New York City's African- and Caribbean-American community, vote to grow with us. Vote your shares in favor of Carver's directors--David N. Dinkins and David R. Jones--people who have demonstrated their commitment to you and your community--by marking the box entitled "For All Nominees" on the enclosed WHITE proxy card as soon as possible and returning it to us.

The New Carver

     The Carver that BBOC describes as part of its current publicity war no longer exists. It's no secret that Carver lost its focus in 1997 and 1998, but that's now ancient history. Carver is now a fundamentally strong bank in the midst of a strategic and management turnaround. Your Board took aggressive action to change management and put in place a strong, achievable growth strategy. I am the agent of change whom the Board has entrusted to deliver on our promises and redirect Carver's attention to what it knows best--its customers and its market.

     Since June we've been busy reorganizing Carver to take its rightful place in the financial community as one of the strongest, best-performing, customer-centered banks in the industry, one that is both shareholder-value and market-driven.

     Here's what we've accomplished thus far.

     o Restructured its entire senior management team, drawing high performance and experienced professionals from mainstream banks, as well as others providing invaluable pro bono assistance from New York City's business leadership.

     o Raised $2.5 million in new equity capital from Morgan Stanley Dean Witter and Provender Capital Group, at long last bringing Wall Street to 125th Street. This agreement, which was evaluated independently by Keefe Bruyette & Woods, a respected investment bank specializing in the banking and financial services industry, establishes Carver as the first inner city bank, to our knowledge, to attract equity capital from Wall Street. And these new strategic alliances are bringing more than money to the table--they're working closely with us to strengthen and build Carver.

     o Produced strong financial results, adding $2 million, or $.90 per share, in retained earnings for the nine month period ended December 31, 1999.

     o    Undertook a comprehensive analysis of our businesses.

     The market has responded to these accomplishments: Carver's stock has risen from $8.125 on June 1, 1999 to $12.375 on February 4, 2000, a 52% increase.

     And what lies ahead is even more exciting for Carver. We have developed a comprehensive new business strategy to achieve Carver's full potential and create superior shareholder value. Some of the key elements of our strategy are described below.

     o Expand Delivery Channels--branches, ATMs, phone banking and online banking--to reach the 2 million African- and Caribbean-American marketplace in New York City.

     o Offer a Full Range of Consumer Products--mutual funds, brokerage accounts, insurance and credit cards, through carefully selected strategic alliances with global financial institutions.

     o Sharpen Carver's Unique Brand Identity through a carefully designed and executed marketing plan.

     o    Use Technology and Training to increase productivity.

     Your new management firmly believes that by implementing this strategy we will significantly improve our efficiency, strengthen our communities, and achieve superior shareholder value.

Seeing Clearly Through BBOC's Smoke and Mirrors

     While we've been focused on building value for Carver's shareholders, BBOC has waged a public relations and legal war with questionable claims and outrageous accusations for the sole purpose of distracting management and you from the real issues: who is best suited to deliver the value inherent in the Carver franchise? and to whom should this value go? Don't be misled! BBOC is trying to take your company away from you, and to deprive you of the value we are creating for all our shareholders, our customers and our community.

     In sum, BBOC is a fledgling company with leadership that does not know New York City, has limited banking experience, and has no vision for sustainable and profitable growth at Carver.

     o Their Stated Motives are not Credible. In their January 28th proxy statement BBOC said: "Neither BBOC nor its nominees has any current intentions regarding a combination between Carver and BBOC." However, in a January 2000 U.S. Banker article, BBOC's strategy to control Carver was made clear. Mr. Cohee, BBOC's Chairman, President and CEO was quoted as follows: "This is a classic roll-up strategy--to go around to African-American banks in major marketplaces, and give them the scale and resources necessary to be effective in the market." This article included "Cohee's Shopping List"--with Carver as the #1 target.

          Who are the Cohees kidding? Do they really think we, as shareholders, believe that they want to join the Board to "assist" Carver? Their campaign is a blatant attempt to control Carver from the inside--disrupting the progress that has been made and acquiring valuable information from its largest competitor in creating a national franchise. If successful, we believe that they would attempt to merge their bank into Carver as soon as possible, then use our shareholders' money to fund an interstate expansion plan. Expansion for expansion's sake has proven disastrous for the banking industry. We believe that the enormous potential that exists in New York should be tapped first and then expand if profitable.

     o Minimal Relevant Experience. The Boston group would have you believe that they are experienced bank managers. This is disingenuous at best. In truth, neither Kevin Cohee nor his wife, Teri Williams, had commercial banking experience when they bought BBOC. They have only run their bank for three short years and have no experience in running a large enterprise. Their interstate bank consists of four branches in its entirety.

          In contrast, I am an acknowledged turnaround manager and a nationally known expert in inner city markets. I have been a co-lender with commercial banks in New York City's inner cities for a decade. As the first President & CEO of the Upper Manhattan Empowerment Zone Development Corporation, I oversaw a capital budget of over $250 million. As Commissioner of the Department of Housing Preservation and Development I restructured the agency to emphasize private funding partnerships and administered an annual budget of $800 million and a staff of 3,000 employees. In sum, I am not new to large, challenging and visible leadership assignments, right here at home. That's the experience and base of relationships that will count in quickly getting our share of the estimated $2 billion in residential and commercial developments planned in our communities in the near future.

     o The Jury is Still Out on BBOC's Performance. The selected disclosure of financial information by BBOC, a privately held company, is designed to support their claims of superior financial performance. In our view, BBOC's recent acquisition and its fourth quarter earnings management tactics mask the reality: their core franchise has not expanded during the Cohees' tenure. Based on the latest quarterly financial information available, here are some facts for you to consider.

          -- BBOC states that its assets have tripled, however nearly three quarters of this growth is due to the purchase of securities.

          -- BBOC makes much of their community mission, yet their lending actually declined prior to the acquisition of Peoples National Bank of Florida. In fact, their loans to deposits ratio--less than 40%--is among the industry's lowest.

          -- As for their claim of deposit growth, 53% is from volatile, or non-core deposits, namely large CDs or "hot money."

          -- And while they claim to have generated $1.8 million in profits this year and $700,000 last year, a comparison of their third and fourth quarters reveals that more than 60% of the profits were generated in the fourth quarter. Boosting earnings through asset sales is a common tactic of companies seeking to report earnings higher than those generated through core operations.

     o What is the Boston Group's Vision for Adding Value at Carver? So far they've made a lot of noise, mainly trying to discredit your directors--David N. Dinkins and David R. Jones--men who have committed their lives to bettering Carver's community. The Cohees have never offered specific ideas on what they would do to create value in our New York City markets, for all shareholders. In contrast, we've spent seven months creating a credible strategy, backed by solid research. And at a critical point in our history, when management should be focused solely on strengthening the Company and increasing the value of its franchise, BBOC seems to think that by taking seats on your board through a hostile, disruptive and expensive proxy fight that they will--somehow--increase the value of Carver. We think not. As far as we can tell, the only people that would benefit by putting the Cohees on the Carver board--are the Cohees.

Carver's New York City Franchise is Unique and Valuable: Preserve Our Legacy!

     Carver's unique franchise--and its value--is its birthright as a Harlem-based institution created by community leaders to serve African- and Caribbean-American New Yorkers. The trust that Carver commands among thousands of New Yorkers, both customers and shareholders who have invested in Carver as a public company, has made it by far the largest African- and Caribbean-American managed financial institution in the United States. Carver is at heart a community institution. That trust must not be taken lightly, and should be placed only in the hands of those who have the relevant experience, vision and commitment to Carver's legacy--and to its future.

     BBOC has tried not once, but twice, and now a third time to "roll up" Carver on its way to creating a national franchise. We have the strategy and the team to create true and sustainable value from Carver's franchise--and reinvest the benefits right here at home. Let's end this distraction once and for all. Keep the Cohees in Boston--and Carver in local hands!

     Vote your shares in favor of Carver's directors--people who have demonstrated their commitment to you and your community--by marking the box entitled "For All Nominees" on enclosed WHITE PROXY CARD as soon as possible and returning it to us.


                                                  Sincerely,

                                                  /s/ Deborah C. Wright

                                                  Deborah C. Wright
                                                  President and CEO
                                                  Carver Bancorp, Inc.



--------------------------------------------------------------------------------

                                    IMPORTANT

              If you have any questions on how to vote your shares,
                        please call our proxy solicitor,
                       Morrow & Co., Inc., at 800-662-5200

--------------------------------------------------------------------------------

[CARVER BANCORP, INC. LETTERHEAD]
                                                                 FOR IMMEDIATE
                                                                 RELEASE


Contact:  Ruth Pachman                       Walter T. Bond
          David Lilly                        Carver Bancorp, Inc.
          Kekst and Company                  212-876-4747 x 146
          212-521-4800

            CARVER BANCORP SENDS LETTER TO SHAREHOLDERS DETAILING ITS
                     PLATFORM FOR CREATING SHAREHOLDER VALUE

       -- Focused Growth Strategy Not Deterred by Dissident Boston Group's
                          Attempt to Win Board Seats --

       -- Urges Shareholders to Affirm Carver's Future as a New York City
           Community Institution by Voting Against BBOC Candidates --

New York, February 8, 2000 - Carver Bancorp, Inc. (Amex: CNY), the holding company for Carver Federal Savings Bank, said today that it has sent the following letter to shareholders in connection with the proxy contest to re-elect two members of its Board of Directors.

Dear Fellow Shareholder,

     I welcome this opportunity to let you know that the new Carver is moving swiftly to deliver both near and long term value to you. Carver is uniquely positioned--as a Harlem based financial institution that knows its customers and communities intimately--to leverage our new team of highly experienced bank executives to execute a new and focused growth strategy designed to provide our customers with a full menu of financial products. In so doing, our institution will expand its already significant investment in our local communities--Harlem, Bedford-Stuyvesant, Crown Heights, St. Albans, and more--and help continue their remarkable economic expansion.

Focused Growth Strategy Threatened by Dissident Boston Group

     But a dissident shareholder group from Boston is waging a proxy fight against Carver to elect two directors at our annual meeting, which is scheduled to take place on February 24, 2000. Recently, you may have received a separate proxy statement and related proxy materials from this dissident shareholder, Boston Bank of Commerce ("BBOC"). BBOC is led by a husband-and-wife-team from Boston--Kevin Cohee and Teri Williams (the "Cohees").

     You should be aware that BBOC has tried twice to take over your company, and we believe they will stop at nothing to keep us from executing our growth strategy. Their actions to date, including filing litigation filled with misstatements of fact, costing you and your management time and money, demonstrate that they will use any means to serve their own interests and not yours.

     As an investor in New York's only African- and Caribbean-American managed bank, there has probably never been a choice that could affect your investment and your community's future more than this one. If you want Carver to continue its 50 years of service to New York City's African- and Caribbean-American community, vote to grow with us. Vote your shares in favor of Carver's directors--David N. Dinkins and David R. Jones--people who have demonstrated their commitment to you and your community--by marking the box entitled "For All Nominees" on the enclosed WHITE proxy card as soon as possible and returning it to us.

The New Carver

     The Carver that BBOC describes as part of its current publicity war no longer exists. It's no secret that Carver lost its focus in 1997 and 1998, but that's now ancient history. Carver is now a fundamentally strong bank in the midst of a strategic and management turnaround. Your Board took aggressive action to change management and put in place a strong, achievable growth strategy. I am the agent of change whom the Board has entrusted to deliver on our promises and redirect Carver's attention to what it knows best--its customers and its market.

     Since June we've been busy reorganizing Carver to take its rightful place in the financial community as one of the strongest, best-performing, customer-centered banks in the industry, one that is both shareholder-value and market-driven.

     Here's what we've accomplished thus far.

     o Restructured its entire senior management team, drawing high performance and experienced professionals from mainstream banks, as well as others providing invaluable pro bono assistance from New York City's business leadership.

     o Raised $2.5 million in new equity capital from Morgan Stanley Dean Witter and Provender Capital Group, at long last bringing Wall Street to 125th Street. This agreement, which was evaluated independently by Keefe Bruyette & Woods, a respected investment bank specializing in the banking and financial services industry, establishes Carver as the first inner city bank, to our knowledge, to attract equity capital from Wall Street. And these new strategic alliances are bringing more than money to the table--they're working closely with us to strengthen and build Carver.

     o Produced strong financial results, adding $2 million, or $.90 per share, in retained earnings for the nine month period ended December 31, 1999.

     o    Undertook a comprehensive analysis of our businesses.

     The market has responded to these accomplishments: Carver's stock has risen from $8.125 on June 1, 1999 to $12.375 on February 4, 2000, a 52% increase.

     And what lies ahead is even more exciting for Carver. We have developed a comprehensive new business strategy to achieve Carver's full potential and create superior shareholder value. Some of the key elements of our strategy are described below.

     o Expand Delivery Channels--branches, ATMs, phone banking and online banking--to reach the 2 million African- and Caribbean-American marketplace in New York City.

     o Offer a Full Range of Consumer Products--mutual funds, brokerage accounts, insurance and credit cards, through carefully selected strategic alliances with global financial institutions.

     o Sharpen Carver's Unique Brand Identity through a carefully designed and executed marketing plan.

     o    Use Technology and Training to increase productivity.

     Your new management firmly believes that by implementing this strategy we will significantly improve our efficiency, strengthen our communities, and achieve superior shareholder value.

Seeing Clearly Through BBOC's Smoke and Mirrors

     While we've been focused on building value for Carver's shareholders, BBOC has waged a public relations and legal war with questionable claims and outrageous accusations for the sole purpose of distracting management and you from the real issues: who is best suited to deliver the value inherent in the Carver franchise? and to whom should this value go? Don't be misled! BBOC is trying to take your company away from you, and to deprive you of the value we are creating for all our shareholders, our customers and our community.

     In sum, BBOC is a fledgling company with leadership that does not know New York City, has limited banking experience, and has no vision for sustainable and profitable growth at Carver.

     o Their Stated Motives are not Credible. In their January 28th proxy statement BBOC said: "Neither BBOC nor its nominees has any current intentions regarding a combination between Carver and BBOC." However, in a January 2000 U.S. Banker article, BBOC's strategy to control Carver was made clear. Mr. Cohee, BBOC's Chairman, President and CEO was quoted as follows: "This is a classic roll-up strategy--to go around to African-American banks in major marketplaces, and give them the scale and resources necessary to be effective in the market." This article included "Cohee's Shopping List"--with Carver as the #1 target.

          Who are the Cohees kidding? Do they really think we, as shareholders, believe that they want to join the Board to "assist" Carver? Their campaign is a blatant attempt to control Carver from the inside--disrupting the progress that has been made and acquiring valuable information from its largest competitor in creating a national franchise. If successful, we believe that they would attempt to merge their bank into Carver as soon as possible, then use our shareholders' money to fund an interstate expansion plan. Expansion for expansion's sake has proven disastrous for the banking industry. We believe that the enormous potential that exists in New York should be tapped first and then expand if profitable.

     o Minimal Relevant Experience. The Boston group would have you believe that they are experienced bank managers. This is disingenuous at best. In truth, neither Kevin Cohee nor his wife, Teri Williams, had commercial banking experience when they bought BBOC. They have only run their bank for three short years and have no experience in running a large enterprise. Their interstate bank consists of four branches in its entirety.

          In contrast, I am an acknowledged turnaround manager and a nationally known expert in inner city markets. I have been a co-lender with commercial banks in New York City's inner cities for a decade. As the first President & CEO of the Upper Manhattan Empowerment Zone
          Development Corporation, I oversaw a capital budget of over $250 million. As Commissioner of the Department of Housing Preservation and Development I restructured the agency to emphasize private funding partnerships and administered an annual budget of $800 million and a staff of 3,000 employees. In sum, I am not new to large, challenging and visible leadership assignments, right here at home. That's the experience and base of relationships that will count in quickly getting our share of the estimated $2 billion in residential and commercial developments planned in our communities in the near future.

     o The Jury is Still Out on BBOC's Performance. The selected disclosure of financial information by BBOC, a privately held company, is designed to support their claims of superior financial performance. In our view, BBOC's recent acquisition and its fourth quarter earnings management tactics mask the reality: their core franchise has not expanded during the Cohees' tenure. Based on the latest quarterly financial information available, here are some facts for you to consider.

          -- BBOC states that its assets have tripled, however nearly three quarters of this growth is due to the purchase of securities.

          -- BBOC makes much of their community mission, yet their lending actually declined prior to the acquisition of Peoples National Bank of Florida. In fact, their loans to deposits ratio--less than 40%--is among the industry's lowest.

          -- As for their claim of deposit growth, 53% is from volatile, or non-core deposits, namely large CDs or "hot money."

          -- And while they claim to have generated $1.8 million in profits this year and $700,000 last year, a comparison of their third and fourth quarters reveals that more than 60% of the profits were generated in the fourth quarter. Boosting earnings through asset sales is a common tactic of companies seeking to report earnings higher than those generated through core operations.

     o What is the Boston Group's Vision for Adding Value at Carver? So far they've made a lot of noise, mainly trying to discredit your directors--David N. Dinkins and David R. Jones--men who have committed their lives to bettering Carver's community. The Cohees have never offered specific ideas on what they would do to create value in our New York City markets, for all shareholders. In contrast, we've spent seven months creating a credible strategy, backed by solid research. And at a critical point in our history, when management should be focused solely on strengthening the Company and increasing the value of its franchise, BBOC seems to think that by taking seats on your board through a hostile, disruptive and expensive proxy fight that they will--somehow--increase the value of Carver. We think not. As far as we can tell, the only people that would benefit by putting the Cohees on the Carver board--are the Cohees.

Carver's New York City Franchise is Unique and Valuable: Preserve Our Legacy!

     Carver's unique franchise--and its value--is its birthright as a Harlem-based institution created by community leaders to serve African- and Caribbean-American New Yorkers. The trust that Carver commands among thousands of New Yorkers, both customers and shareholders who have invested in Carver as a public company, has made it by far the largest African- and Caribbean-American managed financial institution in the United States. Carver is at heart a community institution. That trust must not be taken lightly, and should be placed only in the hands of those who have the relevant experience, vision and commitment to Carver's legacy--and to its future.

     BBOC has tried not once, but twice, and now a third time to "roll up" Carver on its way to creating a national franchise. We have the strategy and the team to create true and sustainable value from Carver's franchise--and reinvest the benefits right here at home. Let's end this distraction once and for all. Keep the Cohees in Boston--and Carver in local hands!

         Vote your shares in favor of Carver's directors--people who have demonstrated their commitment to you and your community--by marking the box entitled "For All Nominees" on enclosed WHITE PROXY CARD as soon as possible and returning it to us.


                                                  Sincerely,

                                                  Deborah C. Wright
                                                  President and CEO
                                                  Carver Bancorp, Inc.


                                    IMPORTANT

              If you have any questions on how to vote your shares,
                        please call our proxy solicitor,
                       Morrow & Co., Inc., at 800-662-5200


Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank operates seven full service branches in the New York City boroughs of: Brooklyn, Queens, Manhattan, and in Nassau County, New York. Carver Federal's deposits are insured by the FDIC. Shareholders, analysts and others seeking information about Carver Bancorp, Inc. are invited to write to: Carver Bancorp, Inc., Investor Relations, 75 West 125th Street, New York, NY 10027.

This news release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These projections are subject to various factors that could cause actual results to differ materially from the estimates made in the forward-looking statements. Such factors include changes in interest rates, changes in the competitive environment for lending generally and in particular lending in urban communities, the ability of the Company to successfully implement its business strategy, changes in the value of real estate in the markets in which the properties securing the Bank's loans are located, changes in legislative and regulatory conditions, and other risks in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

This information was furnished on behalf of Carver Bancorp, Inc., its Board of Directors and management. Please read Carver's proxy statement since it contains important information concerning Carver's proxy solicitation and the persons involved in the solicitation. The proxy


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


statement is publicly available and is currently being sent to shareholders. You can read a copy of Carver's proxy statement and its other soliciting materials for free at the following website: www.sec.gov.

                                      # # #


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